LETTERHEAD OF DELOITTE & TOUCHE LLP

March 22, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Winthrop Realty Trust's Form 8-K dated March 22, 2007, and we agree with the statements made therein.

Very truly yours,


Deloitte & Touche LLP